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                                                                     EXHIBIT 2.2
                                                                     -----------

  List of Omitted Schedules and Other Attachments to Implementation and Merger Agreement dated October 31, 1999 which was filed as Exhibit 2.1 to the Current Report on Form 8-K of PIMCO Advisors Holdings L.P., filed on November 1, 1999.


Annexes to Merger Agreement
---------------------------

Annex A    Transaction Steps
Annex B    Disclosure Document List
Annex C    Annex C to Section 4.07(f) of the Implementation and Merger Agreement


Exhibits to Merger Agreement
----------------------------

Exhibit A  Second Amendment to The 1998 Unit Incentive Plan of PIMCO Advisors
           Holdings L.P. and PIMCO Advisors L.P.
Exhibit B  Allianz Guarantee
Exhibit C  Amended and Restated Agreement of Limited Partnership of PIMCO
           Advisors L.P.
Exhibit D  Form of Supplement
Exhibit E  Pacific Investment Management Company Non-Qualified Profit Sharing
           Plan
Exhibit F Pacific Investment Management Company Class B Unit Purchase Plan Exhibit G PIMCO Advisors L.P. Transition and Retention Plan
Exhibit H  PIMCO Advisors L.P. Retention Plan for Executives of Pacific
           Investment Management Company
Exhibit I  Employment Agreement between PIMCO Advisors L.P. and Kenneth M.
           Poovey
Exhibit J Form of Employment Agreement between PIMCO Advisors L.P. and employee Exhibit K Terms of Edington and Rabinovich ETAs
Exhibit L  Continuing Investment Agreement by and among Allianz of America, Inc.
           and Pacific Asset Management LLC
Exhibit M  Indemnification Agreement by and among Allianz of America, Inc.,
           Pacific Asset Management LLC and the Other Parties Named Therein Exhibit N Limited Liability Company Agreement of Pacific Investment Management
           Company LLC
Exhibit O  Written Consent of the Managing Member of Pacific Investment
           Management Company LLC
Exhibit P  Employment Agreement between Pacific Investment Management Company
           LLC and [Thompson/Gross]
Exhibit Q  Amendment to Unit Option Agreements
Exhibit R  Opinion of Latham & Watkins dated April 24, 1998 regarding Effect of
           Exchange Rights on PIMCO Advisors L.P.'s PTP Status


Disclosures Schedules to Merger Agreement
-----------------------------------------

3.03(a)    Organization, Standing and Authority
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3.03(b)    ETA Holders; Managing Directors
3.03(c)    Capitalization of Advisors LP; Equity Interests
3.03(d)    Holdings LP Capitalization
3.03(e)    Capitalization and Operations of Other Acquired and Acquiring
           Entities
3.03(f)    Subsidiaries of Advisors LP
3.03(g)    Authority; Approval
3.03(h)    Regulatory Filings; No Defaults
3.03(i)    Holdings LP Financial Statements; SEC Reports
3.03(j)    Other Financial Statements
3.03(k)    Absence of Certain Changes
3.03(l)    Litigation
3.03(m)    Title to Properties
3.03(n)    Contracts
3.03(o)    Compliance with Applicable Laws; Permits
3.03(p)    Brokers and Finders
3.03(q)    Employee Benefit Plans
3.03(r)    Labor Matters
3.03(s)    Employees
3.03(t)    Tax Matters
3.03(u)    Internal Controls
3.03(v)    Derivatives, Etc.
3.03(w)    Intellectual Property
3.03(x)    Books and Records
3.03(y)    Insurance
3.03(z)    Year 2000 Compliance; MIS Systems
3.03(aa)   Investment Advisory Activities
3.03(bb)   Environmental Matters
3.03(cc)   Revenue Run-Rate
4.01       Permitted Activities